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                                                                  Exhibit 10.24

    THIS INDENTURE made as of this 29th day of April, 1988, between INTERNATIONAL DRIVE, L.P., a New Jersey limited partnership, having an office at 1259 Route 46, Parsippany, New Jersey (hereinafter called the "Lessor"), and TELEPHONE MARKETING PROGRAMS, INC., a corporation, having an office at 1633 Broadway, New York, New York (hereinafter called the "Lessee").


                                   ARTICLE ONE

                                      TERM

    SECTION 1.01. The Lessor, for and in consideration of the terms, covenants and conditions herein contained, does hereby demise, lease and let to the Lessee, and the Lessee does hereby hire and take from the Lessor, upon and subject to the terms, covenants and conditions herein contained, those certain premises including the land and building to be built thereon located in the International Trade Center, Mt. Olive, New Jersey, as described in Exhibit "A" annexed hereto (hereinafter called the "Demised Premises").

    TO HAVE AND TO HOLD the Demised Premises for a term of ten years commencing as set forth hereinafter and expiring ten years thereafter (such term is hereinafter called the "Demised Term").


                                   ARTICLE TWO

                                     RENTAL

    SECTION 2.01. The Lessee covenants and agrees to pay to the Lessor, promptly when due, without notice or demand and without deduction or set-off of any amount for any reason whatsoever, beginning upon the commencement date of this Lease as set forth in Section 15.03 hereof, annual rent in the amount of $528,000.00 payable in equal monthly installments of $44,000.00 in advance on the first day of each month, except that the first month's rent shall be prorated if this Lease commences on a day other than the 1st day of the month, which first month's rent shall be payable prior to Lessee taking possession of the Demised Premises.

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    SECTION 2.02 All amounts payable under Section 2.01 of this Article, as well as all other amounts payable by the Lessee to the Lessor under the terms of this Lease, shall be paid at the office of the Lessor set forth above, or at such other place as the Lessor shall from time to time designate by notice to the Lessee.

                                  ARTICLE THREE

                                  SUBORDINATION

     SECTION 3.01. This Lease is and shall be subject and subordinate to any and all mortgages which now or will affect the Demised Premises and to all renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative and no further instrument of subordination shall be required by any mortgagee. Lessee, upon written request from Lessor, shall execute a certificate confirming such subordination and Lessee hereby appoints Lessor, as Lessee's attorney-in-fact, to execute such certificate for and on behalf of Lessee.


                                  ARTICLE FOUR

                            REAL ESTATE TAX PAYMENTS

     SECTION 4.01. A. Lessee agrees to pay as Additional Rent during the Demised Term any and all Real Estate Taxes (as hereinafter defined) imposed on the land and the building which constitute the Demised Premises with respect to every Tax Year (as hereinafter defined), or part thereof during the Demised Term. At Lessor's option, an amount equal to all Real Estate taxes shall be paid directly to Lessor, or to its mortgagee, at such monthly or other intervals as Lessor or the mortgagee shall direct, who shall pay or cause the Real Estate Taxes to be paid, or, if directed by Lessor, Lessee shall pay all Real Estate Taxes directly to the proper government authority.

    B. "Real Estate Taxes" shall mean the real estate taxes and assessments and special assessments imposed upon the building and the land which constitute the Demised Premises and any rights


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or interests appurtenant to either. If at any time during the any Demised
Term the methods of taxation prevailing at the commencement of the Demised Term shall be altered so that in lieu of or as an addition to or as a substitute for the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on real estate and the improvements thereon, there shall be levied, assessed or imposed (i) a tax, assessment, levy, imposition or charge wholly or partially as a capital levy or otherwise on the rents received therefrom, or (ii) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon the Demised Premises and imposed upon Lessor, or (iii) a license fee or charge measured by the rents payable by Lessee to Lessor, then all such taxes, assessments, levies, impositions or charges, or the part thereof so measured or based, shall be deemed to be included within the term "Real Estate Taxes" for the purposes hereof. A copy of the applicable tax bill shall be sufficient evidence of the amount of Real Estate Taxes.

    C. The term "Tax Year" shall mean each twelve (12) month fiscal period or calendar year during which Real Estate Taxes are assessed and/or collected, including any portion of which occurs during the Demised Term.


                                  ARTICLE FIVE

                                 USE OF PREMISES

     SECTION 5.01. The Lessee shall use and occupy the Demised Premises as a warehouse and offices and the Lessee shall not use or occupy or permit the Demised Premises to be used or occupied in any manner in violation of the certificate of occupancy, if any, affecting the Demised Premises or make void or voidable any insurance in force with respect thereto, or which may make it impossible to obtain fire or other insurance thereon required to be furnished by the Lessee hereunder, or which will cause structural injury to the buildings or any part thereof, or which will constitute a public or private nuisance, or which may


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violate any present or future laws or rules and regulations of any governmental authority having jurisdiction.


                                   ARTICLE SIX

                                 UTILITY CHARGES

    SECTION 6.01. The Lessee agrees to pay or cause to be paid all charges for water, sewer, electricity, light, power, cleaning, rubbish removal, snow removal, telephone or other communication service or other utility or service used, rendered or supplied to, upon or in connection with the Demised Premises throughout the Demised Term, and to indemnify the Lessor and save it harmless against any liability or damages on such account. The Lessee shall also at its sole cost and expense procure or cause to be procured any and all necessary permits, licenses or other authorizations required for the lawful and proper use, occupation, operation and management of the Demised Premises and for the lawful and proper installation and maintenance upon the Demised Premises of wires, pipes, conduits, tubes and other equipment and appliances for use in supplying any such service to or upon the Demised Premises.

    SECTION 6.02 Lessee shall pay for heat and air conditioning at the Demised Premises without cost to Lessor. All other charges and expenses of the operation of the Demised Premises shall be paid by Lessee.


                                  ARTICLE SEVEN

                                 INDEMNIFICATION

    SECTION 7.01. The Lessee covenants and agrees, at its sole cost and expense, to indemnify and save harmless the Lessor against and from any and all claims by or on behalf of any person, firm or corporation, arising from the conduct or management of or from any work or thing whatsoever done in or about the Demised Premises during the Demised Term, and further to indemnify and save the Lessor harmless against and from any and all claims arising from any condition of any building on the Demised


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Premises, or of any passageways or spaces therein or appurtenant thereto, or arising from any breach or default on the part of the Lessee in the performance of any covenant or agreement on the part of the Lessee to be performed pursuant to the terms of this Lease, or arising from any act or negligence of the Lessee, or any of its agents, contractors, servants, employees or licensees, or arising from any accident, injury or damage whatsoever caused to any person, firm or corporation (other than those caused by the Lessor or its servants and employees) occurring during the Demised Term in or about the Demised Premises, or upon or under the parking lots, driveways, sidewalks and the land adjacent thereto, and from and against all costs, counsel fees, expenses and liabilities incurred in or about any such claim, action or proceeding brought thereon; and in case any action or proceeding be brought against the Lessor by reason of any such claim, the Lessee upon notice from the Lessor covenants to resist or defend such action or proceeding by counsel satisfactory to the Lessor.


                                  ARTICLE EIGHT

                      MAINTENANCE, REPAIRS AND ALTERATIONS

    SECTION 8.01. The Lessee shall, throughout the Demised Term, and at no expense whatsoever to the Lessor, take good care of the Demised Premises and make all repairs, structural and non-structural, interior and exterior, necessary to keep the Demised Premises in good and lawful order and condition. When used in this Article, the term "repairs" as applied to the building and other improvements and to building equipment shall include all alterations and improvements, replacements, restoration and/or renewals, whether structural or non-structural, when necessary. The provisions and conditions of Section 8.03 applicable to changes or alterations shall similarly apply to repairs required to be made by the Lessee under this Section. Except as otherwise provided elsewhere in this Lease, nothing herein contained shall be construed to prevent the Lessee or any permitted subtenant, sublessee, or other permitted occupant claiming under or through

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the Lessee from removing from the Demised Premises furniture, machinery and equipment on the condition, however, that the Lessee shall, at its own cost and expense, and it hereby agrees to, repair any and all damages to the Demised Premises resulting from or caused by the removal thereof.

     SECTION 8.02. The Lessee shall permit the Lessor and the authorized representatives of the Lessor to enter the Demised Premises at all reasonable times during usual business hours for the purpose of exhibiting or inspecting the same and for making any necessary repairs to the Demised Premises and performing any work therein that may be necessary to comply with any laws, ordinances, rules, regulations or requirements of any public authority, or that may be necessary to prevent waste or deterioration in connection with the Demised Premises, which the Lessee is obligated, but has failed, to make, perform or prevent, as the case may be. The Lessor shall not be liable for inconvenience, annoyance, disturbance, loss of business or other damage of the Lessee or any other occupant of the Demised Premises or part thereof, by reason of making repairs or the performance of any work on the Demised Premises or on account of bringing materials, supplies and equipment into or through the Demised Premises during the course thereof, and the obligations of the Lessee under this Lease shall not thereby be affected in any manner whatsoever.

    SECTION 8.03. Lessee agrees that, without the prior written consent of Lessor, it will make no alterations or improvements to the land or to the building or buildings now or hereafter erected upon the Demised Premises. Any alterations, enlargements and improvements ("alterations") in and to the Demised Premises shall be made subject to the following provisions:

     (a)  The same shall be performed in a first-class, workmanlike manner;

     (b) The Lessee shall cause plans and specifications for all such alterations to be furnished to the Lessor prior to the commencement of such alterations. Such plans and specifications shall be subject to the Lessor's written approval. The Lessee further agrees that before the commencement of any such alterations, it will file such plans and specifications with, and obtain the approval

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          thereof by, all municlpal or other governmental departments or authorities having jurisdiction thereof and any mortgagee whose consent is needed for such alterations. The originals of all such approvals, authorizations, permits and consents of governmental authorities and mortgagees shall be delivered to and retained by the Lessor. The Lessor shall execute and deliver to the Lessee such consents by the Lessor as may be required by any such departments or authorities, it being understood, however, that any such consent or consents by the Lessor shall not operate or be construed as a consent by the Lessor for the purpose of filing any lien or making any charge of any kind whatsoever against either the Lessor or the Demised Premises;

     (c) All such alteration work shall be done subject to, and in accordance with, all applicable laws, rules, regulations, and other requirements of all governmental authorities having jurisdiction thereof and of the local Board of Fire Underwriters or of any similar body;

     (d) The Lessee shall promptly pay and discharge all costs, expenses, damages and other liabilities which may arise in connection with or by reason of such alteration work.

     (e) All such alterations made by the Lessee shall remain upon and be surrendered with the Demised Premises at the expiration or other termination of this Lease.

    SECTION 8.04. This Lease is intended to be a "net lease" and the Lessee agrees that it will pay all costs and expenses arising out of or in connection with the use, operation, maintenance, repair and restoration of the Demised Premises, except that the Lessee shall not be required to pay any debt service, interest or principal payments on any mortgages of the Demised Premises made by the Lessor.


                                  ARTICLE NINE

                                REMOVAL OF LIENS

     SECTION 9.01. The Lessee shall not suffer or permit any liens to stand against the Demised Premises or any part thereof by reason of any work, labor, services or materials done for, or supplied, or claimed to have been done for, or supplied to, the Lessee or anyone holding the Demised Premises or any part thereof through or under the Lessee. If any such lien shall at any time be filed against the Demised Premises, the Lessee shall cause the same to be discharged of record within twenty (20) days after the

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date of filing the same, by payment, deposit or bond. If the Lessee shall fail to discharge any such lien within such period, then, in addition to any other right or remedy of the Lessor, the Lessor may, but shall not be obligated to, procure the discharge of the same either by paying the amount claimed to be due by deposit in a court having jurisdiction or bonding, and/or the Lessor shall be entitled, if the Lessor so elects, to compel the prosecution of an action for the foreclosure of such lien by the lienor and to pay the amount of the judgment, if any, in favor of the lienor with interest, costs and allowances. Any amount paid or deposited by the Lessor for any of the aforesaid purposes, and all legal and other expenses of the Lessor, including counsel fees, in defending any such action or in or about procuring the discharge of such lien, with all necessary disbursements in connection therewith, together with interest thereon at the lower of fourteen percent (14%) per annum or the maximum rate allowed by law, from the date of payment or deposit, shall become due and payable forthwith by the Lessee to the Lessor, or, at the option of the Lessor, shall be payable by the Lessee to the Lessor as additional rent, as hereinbefore provided.


                                   ARTICLE TEN

                             INSURANCE AND CASUALTY

    SECTION 10.01. Lessee, at Lessee's sole cost and expense, at all times during the Demised Term, shall maintain in full force and effect insurance of the Demised Premises against fire and casualty loss in such amounts as shall be sufficient as full replacement coverage of any loss against loss or damage by fire and against such other risks, of a similar or dissimilar nature, as shall be insurable against under present or future standard forms of fire and extended coverage policies or as may be required by any mortgagee or the Lessor. Such policies shall provide that, at the option of the mortgagee, the proceeds may be utilized to reduce the mortgage indebtedness or may be held in a trust fund by the mortgagee to be disbursed solely for repairs and


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restoration of the Demised Premises. Lessee shall also maintain in full force and effect at all times during the Demised Terms, at Lessee's sole cost and expense, comprehensive general public liability insurance which shall include coverage against claims for bodily injury, including death, and property damage occurring in, on or about the Demised Premises, such insurance to afford minimum protection of not less than $3,000,000 in respect of bodily injury or death to any one person, not less than $3,000,000 in respect of any one occurrence or accident and not less than $1,000,000 in respect of property damage. All such policies shall be written by insurance companies licensed to do business in the State of New Jersey satisfactory to Lessor and any mortgagee and shall name Lessor, all mortgagees and Lessee as parties insured and shall contain a provision that such insurance may not be reduced or modified by the carrier except by notice in writing to Lessor and all mortgagees given not less than twenty (20) days prior to any such change. Lessee shall furnish to Lessor and all mortgagees, on or prior to the commencement date of this Lease, a duplicate original or certificate of insurance evidencing said coverage and shall furnish to Lessor and all mortgagees, not less than twenty (20) days prior to the expiration date of any such policy, evidence satisfactory to Lessor and such mortgagees of the continuation of such insurance.


                                 ARTICLE ELEVEN

                                  CONDEMNATION

    SECTION 11.01. In the event that the Demised Premises or any part thereof shall be taken or condemned for public use and the Lessee shall have duly and fully kept, performed and observed each and every covenant, on its part to be kept, performed and observed, then in the event of such taking or condemnation of the Demised Premises, or any part thereof, for public use, the accrued rent shall be paid up to the time of the entry of the final order of condemnation, and for the balance of the Demised Term a just


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proportion of the rent herein reserved shall be abated according to the nature and extent of the injuries to the Demised Premises.

    Subject to the foregoing, the amount of the award made for the taking of the Demised Premises, or any part thereof, shall be paid to the Lessor or to its mortgagees if required by the terms of the mortgages covering the Demised Premises in accordance with the final determination of the condemnation commissioners or other similar officials appointed for the purpose of making such award and Lessee waives any claims thereto.


                                 ARTICLE TWELVE

                  LESSOR'S RIGHT TO PERFORM LESSEE'S COVENANTS

    SECTION 12.01. The Lessee covenants and agrees that if it shall at any time fail to make any payment or perform any other act which the Lessee is obligated to perform under this Lease, then the Lessor may, but shall not be obligated to do so, after ten (10) days' notice to and demand upon the Lessee and without waiving, or releasing the Lessee from, any obligations of the Lessee in this Lease contained, make any such payment or perform any such act (unless Lessee has commenced performance which cannot reasonably be completed within such time) which the Lessee is obligated to perform under this Lease, in such manner and to such extent as shall be necessary, and, in exercising any such rights, pay necessary and incidental costs and expenses, employ counsel and incur and pay reasonable attorneys' fees. All sums so paid by the Lessor and all necessary and incidental costs and expenses in connection with the performance of any such act by the Lessor, together with interest thereon at the lower of (i) fourteen percent (14%) per annum or (ii) the maximum interest rate allowed by law from the date of the making of such expenditure by the Lessor, shall be deemed additional rent hereunder and, except as otherwise in this Lease expressly provided, shall be payable to the Lessor on demand or at the option of the Lessor may be added to any rent then due or thereafter becoming due under this Lease.


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                                ARTICLE THIRTEEN

                              ESTOPPEL CERTIFICATES

    SECTION 13.01. Lessee agrees at any time and from time to time, upon not less than ten (10) days prior request by Lessor, to execute, acknowledge and deliver to Lessor a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if there have been any modifications that the same is in full force and effect as modified and stating the modifications), and the dates to which rent and other charges have been paid in advance, if any, it being intended that any such statement may be relied upon by any prospective purchaser of the fee or mortgagee or assignee of any mortgage of the Demised Premises.


                                ARTICLE FOURTEEN

                               DEFAULT PROVISIONS

    SECTION 14.01. This Lease and the Demised Term are subject to the limitation that if, at any time during the Demised Term, any one or more of the following events (herein called an "event of default") shall occur, that is to say:

                   (a) if the Lessee shall make an assignment for the benefit of its creditors; or

                   (b) if the Lessee files any petition or institutes any
               proceedings under any act or acts, either as a bankrupt or an insolvent seeking to be adjudicated a bankrupt, or to be discharged from any or all of its debts, or to effect a plan of reorganization, or for any other similar relief, or if any such petition or proceedings are filed or taken against the Lessee, or if any receiver or trustee for all or a substantial part of the Demised Premises or of the Lessee shall be appointed by any court, and any such petition or proceedings shall not be set aside or dismissed or the appointment of said receiver revoked within sixty (60) days; or


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              (c) if the Lessee shall fail to pay any installment of the rent or additional rent provided for in this Lease, or any part thereof, when the same shall become due and payable; or

              (d) if the Lessee shall fail to pay any other charge required to be paid by the Lessee hereunder (other than the payment of fixed rent and additional rental) and such failure shall continue for thirty (30) days after notice thereof from the Lessor to the Lessee; or

              (e) if the Lessee shall fail to perform or observe any other requirement of this Lease on the part of the Lessee to be performed or observed, and such failure shall continue for thirty (30) days after notice thereof from the Lessor to the Lessee, then upon the happening of any one or more of the aforementioned events of default, and the expiration of the period of time prescribed in any such notice, the Lessor may give to the Lessee a notice (hereinafter called "notice of termination") of intention to end the Demised Term at the expiration of five (5) days from the date of service of such notice of termination, and at the expiration of such five (5) days, this Lease and the Demised Term, as well as all of the right, title and interest of the Lessee hereunder, shall wholly cease and expire in the same manner and with the same force and effect as if the date of expiration of such five (5) day period were the date originally specified herein for the expiration of this Lease and the Demised Term, and the Lessee shall then quit and surrender the Demised Premises to the Lessor, but the Lessee shall remain liable as hereinafter provided.

    SECTION 14.02. Subject to applicable law, if this Lease shall be terminated as in Section 14.01 hereof provided, the Lessor, or the Lessor's agents or servants, may immediately or at any time thereafter re-enter the Demised Premises and remove therefrom the Lessee, its agents, employees, servants, licensees,


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any subtenants and other persons, firms or corporations, and all or any of its or their property therefrom, by any suitable action or proceeding at law or by force or otherwise, without being liable to indictment, prosecution or damages therefor, and repossess and enjoy and re-let the Demised Premises, together with all additions, alterations and improvements thereto.

    SECTION 14.03. In case of any such termination, re-entry or dispossess by summary proceedings or otherwise, the rent reserved hereunder and all other charges required to be paid by the Lessee hereunder shall thereupon become due and be paid up to the time of such termination, re-entry or dispossess, and the Lessee shall also pay to the Lessor all expenses which the Lessor may then or thereafter incur for legal expenses, attorneys' fees, brokerage commissions, and all other costs paid or incurred by the Lessor for restoring the Demised Premises. The Lessor shall also be entitled to collect and retain all payments of any character then due or thereafter to become due to the Lessee arising from the Demised Premises or any buildings or improvements thereon and hold and collect from Lessee any net deficiency after reletting of the Demised Premises.


                                 ARTICLE FIFTEEN

                  COMMENCEMENT OF TERM AND CONDITIONS PRECEDENT


    SECTION 15.01. The land portion of the Demised Premises has been or will be acquired by Lessor in accordance with a Contract of Sale, dated February 29, 1988, between New Jersey Foreign Trade Zone Venture, as Seller, and Andrew J. McKelvey, as Purchaser, which contract has been or is being assigned to Lessor (the "Contract of Sale"). A building and related facilities are to be built upon such land in accordance with a Development Agreement, dated February 29, 1988, between Andrew J. McKelvey and New Jersey Foreign Trade Zone Venture (the "Development Agreement"), which has been or is being assigned to Lessor.

    SECTION 15.02. This Lease is contingent upon the closing being held in accordance with the Contract of Sale; and


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the construction of the Demised Premises as described in the Development
Agreement. Lessee acknowledges having received copies of the Contract of Sale and Development Agreement. If such contingencies are not fulfilled, Lessor shall give notice to Lessee, in which event this Lease shall be cancelled, of no further force or effect, and neither party shall have any obligation each to the other.

    SECTION 15.03. This Lease shall commence upon ten (10) days notice from Lessor to Lessee that the Demised Premises have been substantially completed in accordance with the Development Agreement.


                                 ARTICLE SIXTEEN

                                     BROKER

    SECTION 16.01. Each party does represent to the other that it has not dealt with any broker in negotiating this transaction, and each does hereby indemnify and agree to save the other harmless of and from any claim or liability for brokerage commissions by any party claiming to have acted on its behalf in this transaction.


                                ARTICLE SEVENTEEN

                                 QUIET ENJOYMENT

    SECTION 17.01. The Lessor covenants and agrees that the Lessee, its permitted successors, permitted assigns and permitted sublessees upon paying the rent herein reserved, and performing and observing the covenants, conditions and agreements hereof upon the part of the Lessee to be performed and observed, shall and may peaceably hold and enjoy the Demised Premises during the Demised Term, without any interruption or disturbance from the Lessor, subject, however, to the terms of this Lease and any mortgages affecting the Demised Premises. This covenant shall be construed as running with the land to and against the Lessor's successors in interest, and is not, nor shall it operate or be construed as, a personal covenant of the Lessor, except to the extent of the


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Lessor's interest in the Demised Premises and only so long as such interest shall continue, and thereafter this covenant shall be binding only upon such successors in interest in the Demised Premises to the extent of their respective interests in the Demised Premises, as and when they shall acquire the same, and only so long as they shall retain such interest.


                                ARTICLE EIGHTEEN

                              SURRENDER OF PREMISES

    SECTION 18.01. Upon the expiration or termination of the Demised Term, the Lessee shall peacefully and quietly surrender the Demised Premises to the Lessor, together with all alterations and replacements thereof then on the Demised Premises, in good order, condition and repair, except for reasonable wear and tear. Title to all of the Lessee's trade fixtures, furniture and equipment (other than building equipment) installed in the Demised Premises shall remain in the Lessee, and, upon expiration or other termination of this Lease, the same may, and upon the demand of the Lessor shall, be removed, and any resultant damage to the Demised Premises shall be repaired, by and at the expense of the Lessee. If any of such trade fixtures, furniture and equipment is not removed within thirty (30) days after Lessor's demand, all such trade fixtures, furniture and equipment, shall, at the Lessor's option, be and become the absolute property of Lessor.


                                ARTICLE NINETEEN

                      ASSIGNMENT, SUBLETTING AND MORTGAGING

    SECTION 19.01. Lessee may not assign this Lease or sublet all or any portion of the Demised Premises by operation of law or otherwise without the prior written consent of Lessor and Lessor's mortgagees, except as provided for in
Section 19.02. Lessor agrees that it will not unreasonably withhold or delay its consent to any such assignment or subletting.

    SECTION 19.02. Anything contained in Section 19.01 to the contrary notwithstanding, the Lessee may assign this Lease or


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sublet all or any portion of the Demised Premises to affiliates of the Lessee, provided that Lessee remains liable pursuant to this Lease. For the purposes of this Paragraph, "affiliates" shall mean companies or entities a) with common ownership or control with Lessee, b) owned or controlled by Lessee, or c) owned or controlled by any of the limited partners of Lessee.

    SECTION 19.03. Any assignment of this Lease or subletting of all or a portion of the Demised Premises shall be subject to the terms pertaining thereto contained in any mortgage which is a lien against the Demised Premises. No assignment of this Lease shall be deemed to release Lessee from its obligations under this Lease.

    SECTION 19.04. The Lessee shall not mortgage or otherwise encumber this Lease or the Demised Term or the leasehold estate created hereunder or any interest in the same without Lessor's prior written consent in each instance, which consent may be withheld in Lessor's sole discretion for any or no reason.


                                 ARTICLE TWENTY

                                     NOTICES

    SECTION 20.01. All notices, demands and requests by either party to the other shall be in writing, and shall be sent by registered or certified mail, or recognized overnight delivery service, postage prepaid, or hand delivered to the party to receive such notice, demand or request at its address as given herein or at such other address as it may have designated by notice similarly given. Any notice, demand or request which shall be served upon the Lessor or the Lessee in the manner aforesaid shall be deemed to have been served or given for all purposes hereunder two (2) business days after the time such notice, demand or request shall be mailed by United States registered or certified mail as aforesaid, in any post office or branch post office regularly maintained by the United States Government; one (1) business day if by overnight delivery; or the day of personal delivery.

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                               ARTICLE TWENTY-ONE

                       INVALIDITY OF PARTICULAR PROVISIONS

    SECTION 21.01. If any term or provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

                               ARTICLE TWENTY-TWO

                      CUMULATIVE REMEDIES-WAIVER OR CHANGE

    SECTION 22.01. Every term, condition, agreement or provision contained in this Lease shall be deemed to be also a covenant.

    SECTION 22.02. The specified remedies to which the Lessor may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which the Lessor may be lawfully entitled in case of any breach or threatened breach by the Lessee of any provision of this Lease.

    SECTION 22.03. The failure of the Lessor to insist in any one or more cases upon the strict performance of any of the terms, covenants, conditions, provisions or agreements of this Lease or to exercise any option herein contained shall not be construed as a waiver or a relinquishment for the future of any such term, covenant, condition, provision, agreement or option. A receipt and acceptance by the Lessor of rent or any other payment, or the acceptance of performance of anything required by this Lease to be performed, with knowledge of the breach of any term, covenant, condition, provision or agreement of this Lease, shall not be deemed a waiver of such breach, nor shall any such acceptance of rent in a lesser amount than is herein provided for (regardless of any endorsement on any check or any statement in any letter accompanying any payment of rent) operate or be construed either as an accord and satisfaction or in any manner other than as a payment on account of the earliest rent then unpaid by the Lessee, and no waiver by the Lessor or the Lessee of any term, covenant, condition, provision or agreement of this Lease shall be deemed to have been made unless expressed in writing and signed by the party to be charged.

    SECTION 22.04. In addition to the other remedies in this Lease provided, the Lessor shall be entitled to restraint by injunction of any violation or attempted or threatened violation, of any of the terms, covenants, provisions or agreements of this Lease.

    SECTION 22.05. This Lease may not be changed orally, but only by agreement in writing signed by the party against whom enforcement of the change, modification or discharge is sought or by its agent.

                              ARTICLE TWENTY-THREE

                                  MISCELLANEOUS

    SECTION 23.01. The terms, conditions, covenants, provisions and agreements herein contained shall be binding upon and inure to the benefit of the Lessor, its successors and assigns, and shall be binding upon and inure to the benefit of the Lessee, its permitted successors and permitted assigns.

    SECTION 23.02. This Lease sets forth the entire agreement and understanding of the parties with respect to the subject matter hereof. Any and all prior discussions, negotiations, understandings and agreements are hereby merged herein.

    SECTION 23.03. The captions and headings throughout this Lease are for convenience and reference only, and the words contained therein shall in no way be held or deemed to define, limit, describe, explain, modify, amplify or add to the interpretation, construction or meaning of any provisions of or the scope or intent of this Lease nor in any way affect this Lease.

    IN WITNESS WHEREOF, the parties hereto have executed this Lease as the day and year first written above.

                         INTERNATIONAL DRIVE, L.P., Lessor
                         By: MAPE, INC., General Partner

                         By: /s/ Andrew J. McKelvey
                             -----------------------------

                         TELEPHONE MARKETING PROGRAMS, INC., Lessee

                         By: /s/ Andrew J. McKelvey
                             -----------------------------

                                    Exhibit A

Situate in the Township of Mount Olive, Morris County, New Jersey.

Being part of Parcel 5 as the same is described in a deed from Rock Morris Inc., A New Jersey Corporation and SMI Corp., A New Jersey Corporation to New Jersey Foreign Trade Zone Venture, A New Jersey Partnership dated August 1, 1979 and recorded in The Morris County Clerk's Office in Deed Book 2515, Page 381 etc., and part of lands formerly owned by Consolidated Rail Corporation, more particularly described as follows.

Beginning at a point in the southwesterly side line of International Drive (formerly relocated Lozier Road) said point being the point of intersection formed by the said southwesterly side line of said road with the fourth line of Tract Two as the same is described in a deed from Lakeland Industrial Park, Inc., to Public Service Electric and Gas Company by deed dated February 15, 1971 and recorded in The Morris County Clerk's Office in Deed Book 2167, Page 123 etc., and said point being the seventh corner of the above-mentioned Parcel 5 recorded in Deed Book 2515, Page 381 etc., and from said beginning point runs; thence

          (1) Along the seventh line of the same being also along the fourth line of the said Tract Two recorded in Deed Book 2167, Page 123 etc., South 48 degrees 30 minutes and 30 seconds West 131.08 feet to the fifth corner thereof, being also the eighth corner of the above-mentioned Parcel 5 recorded in Deed Book 2515, Page 381 etc; thence


                                       (1)

          (2) Along the eighth line of the same being also along the fifth line of the said Tract Two recorded in Deed Book 2167, Page 123 etc., South 56 degrees 59 minutes and 30 seconds West 179.76 feet to the sixth corner thereof, being also the ninth corner of the above-mentioned Parcel 5 recorded in Deed Book 2515, Page 381 etc., and said point being also a point in the original northeasterly right of way line of The Delaware, Lackawanna and Western Railroad (Morris and Essex Division) now Conrail; thence

          (3) Along the original right of way line of said railroad, being also along the sixth line of the said tract recorded in Deed Book 2167, Page 123 etc., South 27 degrees 59 minutes and 12 seconds East 200.77 feet to the beginning corner of the said Tract Two recorded in Deed Book 2167, Page 123 etc., said point being also the second corner of Parcel 4, as the same is described in the aforesaid deed recorded in Deed Book 2515, Page 381 etc; thence

          (4) Reversely and in a continuation of the second line of the said Parcel 4 recorded in Deed Book 2515, Page 381 etc., being also reversely and in a continuation of the first line of the said Tract Two recorded in Deed Book 2167, Page 123 etc., South 56 degrees 59 minutes and 30 seconds West 43.69 feet to a point in the new northeasterly right of way line of Consolidated Rail Corporation; thence

          (5) Along the new northeasterly right of way line of Consolidated Rail Corporation North 27 degrees 49 minutes and 50 seconds West
               787.60 feet to a point therein; thence

          (6) Leaving the said new northeasterly right of way line of Consolidated Rail Corporation North 57 degrees 48 minutes and 18 seconds East 307.58 feet to a point in the aforesaid southwesterly side line of International Drive (formerly relocated Lozier Road); thence

          (7) Along the said southwesterly side line of International Drive (formerly relocated Lozier Road) South 32 degrees 11 Minutes and 42 seconds East 560.73 feet TO THE PLACE OF BEGINNING.

SUBJECT TO easements, restrictions and other matters of record which affect title, if any.


                                       (2)